EXHIBIT  3.2

                            AXENT TECHNOLOGIES, INC.
                            (a Delaware corporation)


                           AMENDED AND RESTATED BYLAWS

               As adopted by the Board of Directors on January 30,
                      1996 and amended on October 22, 1996.

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                                        TABLE OF CONTENTS

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                                                                                                               Page

I.       OFFICES   .............................................................................................  1
                   1.  Registered Office........................................................................  1
                   2.  Additional Offices.......................................................................  1

II.      MEETINGS OF STOCKHOLDERS...............................................................................  1
                   1.  Time and Place...........................................................................  1
                   2.  Annual Meeting...........................................................................  1
                   3.  Notice of Annual Meeting.................................................................  1
                   4.  Special Meetings.........................................................................  1
                   5.  Notice of Special Meeting................................................................  2
                   6.  List of Stockholders.....................................................................  2
                   7.  Presiding Officer; Order of Business.....................................................  2
                   8.  Quorum; Adjournments.....................................................................  3
                   9.  Voting...................................................................................  3
                  10.  Action by Consent........................................................................  4

III.     DIRECTORS..............................................................................................  4
                   1.  General Powers; Number; Tenure...........................................................  4
                   2.  Vacancies................................................................................  4
                   3.  Classes; Terms of Office.................................................................  4
                   4.  Removal; Resignation.....................................................................  5
                   5.  Place of Meetings........................................................................  5
                   6.  Annual Meeting...........................................................................  5
                   7.  Regular Meetings.........................................................................  5
                   8.  Special Meetings.........................................................................  5
                   9.  Quorum; Adjournments.....................................................................  5
                  10.  Compensation.............................................................................  6
                  11.  Action by Consent........................................................................  6
                  12.  Meetings by Telephone or Similar Communications..........................................  6

IV.      COMMITTEES.............................................................................................  6
                   1.  Executive Committee......................................................................  6
                   2.  Powers...................................................................................  6
                   3.  Procedure; Meetings......................................................................  6
                   4.  Quorum...................................................................................  7
                   5.  Other Committees.........................................................................  7
                   6.  Vacancies; Changes; Discharge............................................................  7
                   7.  Compensation.............................................................................  7
                   8.  Action by Consent........................................................................  7
                   9.  Meetings by Telephone or Similar Communications..........................................  7

V.       NOTICES................................................................................................  7
                   1.  Form; Delivery...........................................................................  7
                   2.  Waiver...................................................................................  8
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VI.      OFFICERS ..............................................................................................  8
                   1.  Designations.............................................................................  8
                   2.  Term of Office; Removal..................................................................  8
                   3.  Compensation.............................................................................  8
                   4.  The Chairman of the Board................................................................  8
                   5.  The President............................................................................  9
                   6.   Chief Operating Officer...................................................................9
                   7.  The Vice Presidents......................................................................  9
                   8.  The Secretary............................................................................  9
                   9.  The Assistant Secretary.................................................................. 10
                  10.  The Treasurer............................................................................ 10
                  11.  The Assistant Treasurer.................................................................. 10

VII.     INDEMNIFICATION........................................................................................ 10
                   1. Indemnification in Actions, Suits or Proceedings Other Than Those
                      by or in the Right of the Corporation..................................................... 10
                   2. Indemnification in Actions, Suits or Proceedings by or in the
                      Right of the Corporation.................................................................. 11
                   3. Authorization of Indemnification.......................................................... 12
                   4. Advancement of Expenses................................................................... 12

VIII.  AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS......................................................... 12
                   1.  Affiliated Transactions.................................................................. 12
                   2.  Determining Quorum....................................................................... 13

IX.      STOCK CERTIFICATES..................................................................................... 13
                   1.  Form; Signatures......................................................................... 13
                   2.  Registration of Transfer................................................................. 13
                   3.  Registered Stockholders.................................................................. 14
                   4.  Record Date.............................................................................. 14
                   5.  Lost, Stolen or Destroyed Certificates................................................... 14

X.       GENERAL PROVISIONS..................................................................................... 14
                   1.  Dividends................................................................................ 14
                   2.  Reserves................................................................................. 15
                   3.  Fiscal Year.............................................................................. 15
                   4.  Seal..................................................................................... 15

XI.      AMENDMENTS............................................................................................. 15

         SECRETARY'S CERTIFICATE................................................................................ 16

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                           AMENDED AND RESTATED BYLAWS

                            AXENT TECHNOLOGIES, INC.


                                    ARTICLE I
                                     OFFICES


     Section 1. Registered Office. The registered office of the Corporation shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS


     Section 1. Time and Place. A meeting of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. Annual meetings of stockholders, commencing with the year 1992, shall be held on the second Wednesday of May, if not a legal holiday, or, if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and time thereof, shall be given to each stockholder entitled to vote at such meeting not less than 10 (unless a longer period is required by law) nor more than 60 days prior to the meeting.


     Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the
Certificate of Incorporation, may be called by the Chairman of the Board, if any, or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.


     Section 5. Notice of Special Meeting. Written notice of a special meeting, stating the place, date and time thereof and the purpose or purposes for which the meeting is called, shall be


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given to each  stockholder  entitled  to vote at such  meeting  not less than 10
(unless a longer period is required by law) nor more than 60 days prior to the meeting.

     Section 6. List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.


         Section 7.  Presiding Officer; Order of Business

                  (a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or, if he is not present (or, if there is none), by the President, or, if he is not present, by a Vice President, or, if he is not present, by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is not present, such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders, or, if none of such persons is present, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

                  (b) The following order of business, unless otherwise ordered at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

      1.   Call of the meeting to order.

      2.   Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.

      3.   Presentation of proxies.

      4.   Announcement that a quorum is present.

      5.   Reading and approval of the minutes of the previous meeting.

      6.   Reports, if any, of officers.

      7. Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.
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      8.   Consideration of the specific purpose or purposes for
           which the meeting has been called (other than the election of directors), if the meeting is a special meeting.

      9. Transaction of such other business as may properly come before the meeting.

     10.  Adjournment.


     Section 8. Quorum Adjournments. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than 30 days after the date of the original meeting. At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.


         Section 9.  Voting

                  (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

                  (b) All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.


     Section 10. Action of Consent. Except as restricted, limited or prohibited by the Certificate of Incorporation, any action required or permitted by law to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or

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represented  by proxy and voted.  Such written  consent  shall be filed with the minutes of meetings of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing thereto.

                                   ARTICLE III
                                    DIRECTORS


     Section 1. General Powers; Number; Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things which are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. Within the limits specified in this
Section 1, the number of directors shall be determined by the Board of Directors, except that if no such determination is made, the number of directors shall be eight (8). The directors shall be elected at the annual meeting of the stockholders, except as provided in Sections 2 and 3 of this Article, and each director elected shall hold office until his successor is elected and shall qualify. Directors need not be stockholders.

     Section 2. Vacancies. If any vacancies occur in the Board of Directors, or if any new directorships are created, they may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the annual meeting of stockholders at which the term of his class expires and until his successor is duly elected and shall qualify. If there are no directors in office, any officer may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

         Section 3. Classes; Terms of Office. Unless otherwise provided in the Certificate of Incorporation, the Board of Directors shall divide the directors into three classes, which shall be as equal in number as possible; and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, which shall be done so as to maintain as equal a number of directors in each class as possible; provided, however, that no decrease in the number of directors shall affect the term of any director then in office. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office expiring at the annual meeting of stockholders held in the third year following their election and until their respective successors are elected and qualified, or until such director's earlier death, resignation or removal.


         Section 4.  Removal; Resignation

                  (a) Except as otherwise provided by law or the Certificate of Incorporation, any director or directors (but not the entire Board of Directors) may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                  (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

     Section 5. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 6. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

     Section 7. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors.


    Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by 2 or more directors on at least twenty-four (24) hours' notice to each director, if such notice is delivered personally or sent by telegram or telecopy, or on at least three (3) days' notice if sent by mail. Special meetings shall be called by the Chairman of the Board, President, Secretary or two or more directors in like manner and on like notice on the written request of one-half or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting except as provided in Article XI.


     Section 9. Quorum; Adjournments. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


     Section 10. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.


     Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

     Section 12. Meetings by Telephone or Similar Communications. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person by such director at such meeting.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of not more than five (5) directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or his earlier resignation, unless sooner removed as a member or as a director.

     Section 2. Powers. Unless circumscribed by resolution of the Board appointing the Executive Committee or except as otherwise provided by law, the Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation including, without limitation, the power and authority to declare a dividend in cash, property or its own shares and to authorize the issuance of any shares of capital stock of the Corporation of any class now or hereafter authorized, and any options or warrants for, and rights to subscribe to, such shares, and any securities convertible into or exchangeable for such shares; and may authorize the seal of the Corporation to be affixed to all papers which may require it.


     Section 3 Procedure: Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall provide. The Executive Committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors.


         The Chairman of the Executive Committee, or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary of the Executive Committee.


     Section 4. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members of the Executive Committee shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of Section 1 of this Article, such one member shall constitute a quorum.


     Section 5. Other Committees. The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe.

     Section 6. Vacancies; Changes; Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     Section 7. Compensation. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the
Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

     Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

     Section 9. Meetings by Telephone or Similar Communications. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other and participation in such meeting shall constitute presence in person at such meeting.


                                    ARTICLE V
                                     NOTICES


     Section 1. Form; Delivery. Whenever, under the provisions of law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director may also be given personally or by telegram sent to his address as it appears on the records of the Corporation.

     Section 2. Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting, at the commencement of the meeting, such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                   ARTICLE VI
                                    OFFICERS


     Section 1. Form; Delivery. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, a Vice President or Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate. All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.


     Section 2. Term of Office; Removal. The Board of Directors at its annual meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

     Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 4. The Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of stockholders and of the Board of Directors.

         Section 5.  The President

                  (a) The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition to and not in limitation of the foregoing, the President shall be empowered to authorize any change of the registered office or registered agent (or both) of the Corporation in the State of Delaware.

                  (b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

     Section 6. Chief Operating Officer. The Chief Operating Officer, subject to the direction of the President, shall have general charge of the business operations and the properties and assets utilized by the Corporation in the conduct of its business, shall be responsible for operating decisions and issues concerning the Corporation and supervision over its other officers and agents.

     Section 7. The Vice Presidents. The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

     Section 9. The Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 11. The Assistant Treasurer. The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Section 1. Indemnification in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

         (b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

         Section 2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director of officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation. No such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation. No such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 3. Authorization of Indemnification. Any indemnification under this Article VII shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person or persons have met the applicable standard of conduct set forth in Sections
Section 1 and Section 2 hereof. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 4. Advancement of Expenses. The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director of officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification.

         The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.


                                  ARTICLE VIII
                AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS


     Section 1. Affiliated Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

                  (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.


     Section 2. Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

                                   ARTICLE IX
                               STOCK CERTIFICATES


     Section 1.  Form; Signatures

                  (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board or the President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by him, and bearing the seal of the Corporation. Such signatures and seal may be facsimile. A certificate may be manually signed by a transfer agent or registrar other than the Corporation or its employee but may be a facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                  (b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon such notation to such effect as may be determined by the Board of Directors.


     Section 2. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

     Section 3.  Registered Stockholders

                  (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

                  (b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any) in writing, of such desire. Such written notice shall specify the alternate name or address to be used.


     Section 4. Record Date. In order that the Corporation may determine the stockholders of record who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or to make a determination of the stockholders of record for any other proper purpose, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to
Section 8 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.


                                    ARTICLE X
                               GENERAL PROVISIONS


     Section 1. Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of the Corporation's capital stock.

     Section 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or funds.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

     Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware".

                                   ARTICLE XI
                                   AMENDMENTS

         The Board of Directors shall have the power to make, alter and repeal these Bylaws, and to adopt new bylaws, by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to make, alter or repeal these Bylaws, or to adopt new bylaws, must be included in the notice of the meeting of the Board of Directors at which such action takes place. Neither this
Article XI nor Article III may be amended by the stockholders unless the amendment is approved by at least two-thirds of the voting power of the outstanding capital stock of the Corporation.

                                     SECRETARY'S CERTIFICATE

         I, Gary M. Ford, Secretary of AXENT Technologies, Inc. (the "Corporation"), a Delaware corporation, DO HEREBY CERTIFY that the foregoing is a true and correct copy of the Corporation's Amended and Restated Bylaws, as further amended by the Board of Directors of the Corporation on October 22, 1996.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of the Corporation as of the 23rd day of October, 1996.



                                             -----------------------------------
                                             Gary M. Ford, Secretary
[Corporate Seal]